PROMISSORY NOTE


Principal    Loan     Maturity  Loan No   Call/Coll  Account Officer Initials
             Date
$449,345.58  01-05-06 01-05-16 20001325834  1E/002     NEW     ***

References in the area above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to test length limitations.

Borrower:  Dynasil Corporation of
           America a/k/a Dynasil           Lender: Susquehanna Patriot Bank
           Corporation of America
           a New Jersey Corporation                Marlton

           385 Cooper Road                         8000 Sagemore Drive
           West Berlin, NJ 08091                   Marlton, NJ 08053

Principal Amount: $449,345.58             Date of Note:   January 5, 2006

PROMISE TO PAY. Dynasil Corporation of America a/k/a Dynasil Corporation of America a New Jersey Corporation ("Borrower") promises to pay to Susquehanna Patriot Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Forty-nine Thousand Three Hundred Forty-Five & 58/100 Dollars ($449,345.58), together with interest on the unpaid principal balance from January 5, 2006, until paid in full together with all applicable fees and expenses.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule: 60 monthly consecutive principal and interest payments in the initial amount of $3,579.75 each, beginning February 5, 2006, with interest calculated on the unpaid principal balances at an interest rate of 7.250% per annum; 59 monthly consecutive principal and interest payments in the initial amount of $3,630.72 each, beginning February 5, 2011, with interest calculated on the unpaid principal balances at an interest rate based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years, effective the first business day following the release date, as made available by the Federal Reserve Board (currently 4.330%), plus a margin of 3.000 percentage points, resulting in an initial interest rate of 7.330%; and one principal and interest payment of $305,180.97 on January 5, 2016, with interest calculated on the unpaid principal balances at an interest rate based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years, effective the first business day following the release date, as made available by the Federal Reserve Board (currently 4.330%), plus a margin of 3.000 percentage points, resulting in an initial interest rate of 7.330%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years, effective the first business day following the release date, as made available by the Federal Reserve Board (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each 60 months. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.330% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment. '

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier

                         PROMISSORY NOTE
Loan No   20001325834                      (Continued)Page 2


than it is due. Early, payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Susquehanna Patriot Bank, c/o Loan Operations, P.O. Box 2000 Lititz, PA 17543-7030.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 10.000% of the regularly scheduled payment or $20.00, whichever is greater. This late charge shall be paid to Lender by Borrower for the purpose of defraying the expense incident to the handling of the delinquent payment.

INTEREST AFTER DEFAULT, Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note by 4.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:
   Payment Default. Borrower fails to make any payment when due under this Note.

   Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

   Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

   False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

   Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

   Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

   Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

   Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

   Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

   Insecurity. Lender in good faith believes itself insecure.

    Cure Provisions. If any - default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

                         PROMISSORY NOTE
Loan No   20001325834                      (Continued)Page 3


ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law and, to the extent not preempted by federal law, the laws of the State of New Jersey without regard to its conflicts of law provisions. This Note ahs been accepted by Lender in the State of New Jersey.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Burlington County, State of New Jersey.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.



COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:
     (A) a Mortgage dated January 5, 2006, to Lender on real property located in Camden County, State of New Jersey
     (B) an Assignment of Leases and Rents to Lender on real property located in Camden County, State of New Jersey.
     (C) collateral described in a Commercial Security Agreement dated January 5, 2006.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE
PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS
PROMISSORY NOTE.
BORROWER:


DYNASIL CORPORATION OF AMERICA. A/K/A DYNASIL CORPORATION OF
AMERICA A NEW JERSEY CORPORATION


/s/ Craig T. Dunham               /s/ Patricia Johnson

Craig T. Dunham, President of    Patricia Johnson, Secretary of
Dynasil Corporation              Dynasil Corporation
of America. a/k/a/  Dynasil      Of America. a/k/a/ Dynasil
Corporation of America a         Corporation of America a
New Jersey Corporation           New Jersey Corporation